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                                                              EXHIBIT 16


625 Fourth Avenue South
Minneapolis, Minnesota  55415
(612) 340-7005
Fax:  (612) 340-7062

[logo] LUTHERAN
       BROTHERHOOD

       John C. Bjork
       Counsel
       Law Division

April 27, 2000


Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN   55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 13 to the registration statement, on Form N-4, File No. 33-67012, to be filed with the Securities and Exchange Commission.

Very truly yours,


/s/ John C. Bjork
John C. Bjork

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